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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ /  Preliminary Proxy Statement       / /  Confidential, For Use of the
                                            Commission Only (as permitted
/ /  Definitive Proxy Statement             by Rule 14a-6(e)(2))
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-12

                              ECHO BAY MINES LTD.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
/ /  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies;
     (2)  Aggregate number of securities to which transaction applies;
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined);
     (4)  Proposed maximum aggregate value of transaction;
     (5)  Total fee paid;
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid;
     (2)  Form, Schedule or Registration Statement No.;
     (3)  Filing Party;
     (4)  Date Filed:


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[ECHO BAY MINES LTD. LOGO]
Suite 1210, 10180 - 101 Street
Edmonton, Alberta, Canada  T5J 3S4

                                                                February 5, 2002


DEAR ECHO BAY SHAREHOLDER:

     The accompanying proxy materials ask for shareholder support in a matter vital to the future of your corporation. All shareholders, regardless of the size of their holdings, are urged to consider and vote for the resolution set out in the management proxy circular.

     During the past four years, the current executive group and your board of directors have searched for ways to strengthen shareholder value. The gold price has languished throughout the period, with year-end prices below US$300 for each of the last five years. On December 31, 2001, the spot market price for gold was US$276. In September 2001, we calculated that a gold price of $390 was needed, on a daily basis going forward, to allow the corporation to meet its long term deferred interest obligation due March 31, 2003 and retire current bank indebtedness. Even if the gold price were to perform at this level - and we have yet to see any evidence that it will - the corporation would still be left with US$100 million in principal amount of long-term debt, carrying an annual interest rate of 11 percent.

     Rather than risk everything on gold price improvement, we have been able to structure a transaction that, we believe, will allow the corporation and its shareholders to have hope and opportunity for the future. The resolution recommended to you will allow the corporation to have manageable debt, while eliminating the burden of the US$100 million in long-term debt with its accrued interest obligation of US$83.8 million due March 31, 2003. The alternative would mean taking a substantial gamble on the gold price and risk exposing the corporation to bankruptcy slightly more than one year from now.

     Shareholders are urged to read the proxy materials and to date and sign the enclosed proxy form and return it as indicated on the form. If you do attend the meeting, you may cast your ballot at that time. Even if you are planning on attending the meeting, we recommend returning the proxy. If your plans should change at the last minute and you are unable to attend, your vote will be there to be counted. Your vote is very important and a prompt response will reduce the cost of solicitation. Should you have any questions, please contact N.S. TAYLOR & ASSOCIATES, INC. at 1-800-711-8662, as they are the proxy solicitor assisting us.

                                           SINCERELY,

                                           /s/ ROBERT L. LECLERC
                                           ------------------------------------
                                           ROBERT L. LECLERC
                                           CHAIRMAN AND CHIEF EXECUTIVE OFFICER
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QUESTIONS AND ANSWERS FOR SHAREHOLDERS OF ECHO BAY MINES LTD.

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WHAT IS BEING VOTED ON AT THE SPECIAL GENERAL MEETING?

A resolution to issue up to 361,561,230 common shares in exchange for long-term corporate debt, called Capital Securities. The resolution would allow Echo Bay to retire up to US$100 million in principal amount of this debt as well as substantial accrued, unpaid interest. The interest amount was US$64.2 million at year end 2001 and continues to accrue at a rate of 12 percent per annum.

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WHY IS ECHO BAY PROPOSING THIS?

Echo Bay has been unable to meet its obligation to pay interest on the Capital Securities. The board has determined that exchanging equity for the outstanding Capital Securities is the only prudent alternative to bankruptcy.

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IF THE RESOLUTION PASSES, WHAT WILL HAPPEN WITH ECHO BAY?

Echo Bay will continue to operate and, we believe, have an opportunity to grow. Present shareholders will own 28 percent and the Capital Securities holders will own 72 percent of the corporation.

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IF THE RESOLUTION FAILS, WHAT WILL THAT MEAN FOR ECHO BAY?

Echo Bay will be unable to service its long-term Capital Security debt and, absent a substantial and continued rise in the gold price, will face the prospect of bankruptcy.

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AM I ABLE TO SELL MY ECHO BAY SHARES?

Yes, at this time you may continue to buy and sell Echo Bay's shares on the American Stock Exchange, The Toronto Stock Exchange or any European exchange where the shares trade.

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AFTER THE EXCHANGE, WILL ECHO BAY MAINTAIN ITS LISTING ON THE AMERICAN AND THE
TORONTO STOCK EXCHANGE?

Yes, Echo Bay will be able to preserve its listing on all current exchanges.

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IF THE RESOLUTION IS APPROVED, WHEN WILL THE EXCHANGE TAKE PLACE?

We anticipate the exchange will occur promptly after shareholder approval.

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WHAT DO I NEED TO DO?

To support your board's recommendation, please sign, date and return your proxy card.

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WHAT IF I DO NOT VOTE?

The vote required to pass the proposed resolution is 50 percent plus one share held by those shareholders who vote. Not voting will make it more difficult for the corporation to achieve a quorum (required to hold the meeting) and more difficult to pass the proposed resolution.

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WHAT IS THE QUORUM REQUIRED TO HOLD THE MEETING?

The quorum requirement will be met if the holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy.

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WHAT HAPPENS IF I RETURN A SIGNED PROXY CARD BUT DO NOT INDICATE HOW I VOTED?

Your vote will be considered a vote FOR the resolution.

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CAN I VOTE IN PERSON?

Yes, you may attend the Special General Meeting and cast a ballot.

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CAN I VOTE BY PHONE OR INTERNET?

Please review the enclosed material for instructions for telephone and/or Internet voting. If instructions are not included with your proxy material, those options are not available to you and it is imperative that you sign, date and return your enclosed proxy card as indicated on the card.

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ONCE I HAVE VOTED, CAN I CHANGE MY VOTE?

Yes, you can execute a new proxy or you can attend the meeting and vote in person.

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WILL I FACE ANY FEDERAL INCOME TAX CONSEQUENCES?

No, there will be no tax consequences to approving the resolution or the subsequent exchange.

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WHAT PERCENT OF OWNERSHIP WILL EXISTING COMMON SHAREHOLDERS OWN AND WHO WILL BE
THE SINGLE LARGEST SHAREHOLDER AFTER THE EXCHANGE?

After the exchange, existing common holders will own 28 percent of Echo Bay. Franco-Nevada, a current Capital Securities holder, will be the single largest shareholder with 49.5 percent.

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HOW DID THE INTEREST PAYMENT BECOME SO HIGH?

Echo Bay had the option to extend the interest payments on the Capital Securities for ten consecutive semi-annual payment periods. As the price of gold declined, Echo Bay determined to conserve cash by exercising its option to suspend interest payments and has not paid interest on the Capital Securities since October 1997.

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                          [ECHO BAY MINES LTD. LOGO]

                             1210 Manulife Place
                             10180 - 101 Street
                           Edmonton, Alberta, Canada
                                  T5J 3S4